UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): February 27, 2008

                     1st Independence Financial Group, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


      0-26570                                           61-1284899
(Commission File Number)                    (IRS Employer Identification No.)



8620 Biggin Hill Lane, Louisville, Kentucky                 40220-4117
(Address of Principal Executive Offices)                    (Zip Code)

                                 (502) 753-0500
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|x| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


|x| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.        Entry into a Material Definitive Agreement

         On February 26, 2008, 1st Independence Financial Group, Inc., a Delaware corporation ("1st Independence"), and its wholly-owned subsidiary, 1st Independence Bank, Inc., a Kentucky state banking corporation ("1st Bank"), entered into an agreement and plan of merger whereby 1st Independence will merge with and into MainSource Financial Group, Inc., an Indiana corporation ("MainSource"). As a result of the merger, 1st Bank will become a wholly-owned subsidiary of MainSource.

         The merger agreement provides that shareholders of 1st Independence will receive $5.475 in cash and .881036 shares of MainSource common stock for each 1st Independence common share held. The merger agreement also provides for the cash-out of all outstanding options to purchase 1st Independence shares that are in-the-money at a price equal to the average closing price of MainSource stock (measured over ten trading days ending on the fifth day prior to the closing) multiplied by .881036 plus the cash portion of the merger consideration less the exercise price per share. Outstanding options to purchase 1st Independence shares that are not in-the-money will be cancelled without payment.

         The consideration to be received by 1st Independence shareholders may be adjusted at closing based on the value of 1st Independence's consolidated tangible shareholders' equity - that is, consolidated shareholders' equity less goodwill and other intangible assets - as of the end of the last day of the month prior to the closing, subject to certain adjustments as described in the merger agreement. If 1st Independence's consolidated tangible shareholders' equity (as adjusted) as of the determination date is less than $26.7 million, then the cash portion of the merger consideration will be reduced as described in the merger agreement. If 1st Independence's consolidated tangible shareholders' equity (as adjusted) as of the determination date exceeds $27.2 million, then the cash portion of the merger consideration will be correspondingly increased. 1st Independence currently estimates its unaudited consolidated tangible shareholders' equity was $26.89 million as of December 31, 2007, after taking a provision for loan loss expense of $4.32 million in the fourth quarter of 2007.

         The merger agreement may be terminated by the parties in certain circumstances. For example, MainSource may terminate the merger agreement if the average closing price of MainSource common stock during a period of twenty trading days prior to the fifth day preceding the closing date is more than $16.50, unless 1st Independence elects to make a compensating adjustment to the exchange ratio for the stock portion of the merger consideration as described in the merger agreement. 1st Independence will have the right to terminate the merger agreement if the average closing price of MainSource common stock measured over that same period is less than $12.50, unless MainSource elects to make a compensating adjustment to the exchange ratio.

         If the merger agreement is terminated under certain other circumstances as described in the merger agreement, including a willful and intentional breach of the merger agreement by the non-terminating party, a party may owe the other party a termination fee of $1.1 million and/or in certain cases the other party's transaction expenses up to $250,000.

         The transaction was approved by the board of directors of each of 1st Independence and MainSource. The transaction is subject to approval by 1st Independence shareholders and regulators and other closing conditions described in the merger agreement. The merger is expected to be completed in the third quarter of 2008. Either party may terminate the merger agreement if the closing does not occur by September 30, 2008, unless the terminating party is then in willful breach of the merger agreement.

         Each of the directors of 1st Independence, in their individual capacities, including 1st Independence's President and CEO, entered into a voting agreement with MainSource in which they agreed to vote their shares in favor of the merger and to not transfer their 1st Independence shares unless the transferee agrees to be bound by the voting agreement. The merger agreement also contemplates that the employment of certain officers of 1st Independence, including its President and CEO, will be terminated on the closing date and such persons will receive certain payments as contemplated under their existing employment agreements with 1st Independence.

         The foregoing does not constitute a complete summary of the terms of the merger agreement and reference is made to the complete text of the agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The form of the voting agreement signed by the directors of 1st Independence is attached as Exhibit A to the merger agreement.

         The representations, warranties and covenants contained in the merger agreement were made only for purposes of such merger agreement and as of specific dates, were solely for the benefit of the parties to the merger agreement, and are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the merger agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the merger instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the merger agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of 1st Independence or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in 1st Independence's or MainSource's respective public disclosures.

         A copy of the 1st Independence and MainSource's joint press release announcing the execution of the merger agreement is attached hereto as
Exhibit 99.1 and is incorporated by reference.

Additional Information about the Merger and Where to Find It

         The merger will be submitted to 1st Independence's shareholders for their consideration. MainSource will file a registration statement, which will include a proxy statement/prospectus to be sent to 1st Independence's shareholders, and each of 1st Independence and MainSource may file other relevant documents concerning the merger with the SEC. Shareholders are urged to read the registration statement and the proxy statement/prospectus regarding the merger when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about 1st Independence and MainSource, at the SEC's website (http://www.sec.gov). In addition, documents filed with the SEC by 1st Independence or MainSource will be available free of charge from the applicable entity as further described in the joint press release attached hereto as
Exhibit 99.1.

         1st Independence and MainSource and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies to approve the merger. Information about the participants may be obtained through the SEC's website from the proxy statement filed with the SEC on April 11, 2007, with respect to 1st Independence, and from the proxy statement filed with the SEC on March 26, 2007, with respect to MainSource. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus regarding the merger when it becomes available. You may obtain free copies of these documents as described above.


Forward Looking Statements Safe Harbor

         This Report contains comments or information that constitute forward-looking statements within the context of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve significant risks and uncertainties. Actual results may differ materially from the results discussed in the forward-looking statements. Factors that may cause such a difference include: risks that the merger will not be consummated on the terms disclosed or at all; risks resulting from the potential adverse effect on 1st Independence's business and operations of the covenants 1st Independence made in the merger agreement; risks resulting from the decrease in the amount of time and attention that management can devote to 1st Independence's business while also devoting its attention to completing the proposed merger; risks associated with the increases in operating costs resulting from the additional expenses 1st Independence has incurred and will continue to incur relating to the proposed merger; changes in interest rates and interest-rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulations; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior and their ability to repay loans; changes in the national and local economy; and other factors included in 1st Independence's filings with the SEC, available free online at the SEC's website (http://www.sec.gov). 1st Independence assumes no responsibility to update forward-looking statements.


ITEM 9.01 Financial Statements and Exhibits

         (d) Exhibits

         The following exhibits are filed herewith.

Exhibit Number                        Description
--------------------------------------------------------------------------------

     2.1 Agreement and Plan of Merger dated as of February 26, 2008 among MainSource Financial Group, Inc., 1st Independence Financial Group, Inc. and 1st Independence Bank, Inc. 1st Independence will furnish to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.

     99.1     Press release dated February 27, 2008

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       1st INDEPENDENCE FINANCIAL GROUP, INC.

Date: February 27, 2008                By: /s/ N. William White
                                           --------------------------
                                           N. William White
                                           President and
                                           Chief Executive Officer